U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 3, 2010

EMERITUS CORPORATION
(Exact name of registrant as specified in charter)

Washington	1-14012	91-1605464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Elliott Avenue, Suite 500

Seattle, Washington 98121
(Address of principal executive offices) (Zip Code)

(206) 298-2909
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 1, 2010, Emeritus Corporation (“Emeritus” or the “Company”) entered into agreements with Nationwide Health Properties, Inc. (“NHP”) to amend the terms of two loans payable to NHP.

The Fourth Amendment to Loan Agreement, dated as of November 1, 2010, between Emeritus and NHP, (the “Fourth Amendment”) modifies that certain Second Amended and Restated Loan Agreement dated March 3, 2005, as amended, evidenced by that certain Second Amended and Restated Note dated March 3, 2005 in the amount of approximately $21.4 million (the “First Note”).  The Fourth Amendment extends the maturity date of the First Note from March 31, 2012 to March 31, 2017.

The Amended and Restated Promissory Note, dated as of November 1, 2010, between Emeritus and NHP, amends that certain promissory note dated as of March 31, 2008 in the amount of $30.0 million (the “Second Note”), pursuant to which the maturity date was extended from April 2, 2012 to March 31, 2017.

The interest rate for both the First Note and Second Note, as amended (together the “Notes”), is 8.50%, increasing annually on the anniversary date of each of the Notes, respectively, by 0.15%.  Monthly payments on the Notes are interest only, with the unpaid principal balance due at maturity.  The Notes may be prepaid, in whole or in part, without penalty upon 180 days written notice (but not more than 240 days) and payment of accrued interest.

The foregoing description of the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amendment and the Second Note, copies of which are attached hereto as Exhibits 10.75.03 and 10.75.04 and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

On November 1, 2010, Batus LLC, the Company’s joint venture with Daniel R. Baty, the Company's Co-Chief Executive Officer and Chairman, entered into an agreement with KeyCorp Real Estate Capital Markets, Inc. to refinance the mortgage debt on one of its communities, having an outstanding principal balance of approximately $5.8 million (the “Original Loan”), with proceeds from a new Fannie Mae mortgage loan (the “Fannie Mae Loan”).  The principal balance of the Fannie Mae Loan is approximately $4.5 million and it has a ten-year term.  The interest rate is fixed at 5.38%.  The Fannie Mae Loan will be repaid in equal monthly payments of principal and interest based on a 30-year amortization period. Emeritus and Mr. Baty each paid 50% of the closing costs and the principal paydown of approximately $1.3 million on the Original Loan.

The foregoing description of the Fannie Mae Loan does not purport to be complete and is qualified in its entirety by reference to the full text of the Fannie Mae Loan, a copy of which is attached hereto as Exhibits 10.71.25 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                                Description

10.71.24
Fannie Mae Multifamily Deed of Trust, Assignment of Rents and Security Agreement and Fixture Filing effective November 1, 2010 between Emeritol Dowlen Oaks LLC and KeyCorp Real Estate Capital Markets, Inc.

10.71.25	Fannie Mae Multifamily Note of Emeritol Downlen Oaks LLC effective November 1, 2010 in the principal amount of $4.475 million payable to KeyCorp Real Estate Capital Markets, Inc.
10.75.03	Fourth Amendment to Loan Agreement dated November 1, 2010 between NHP and Emeritus Corporation.
10.75.04	Amended and Restated Promissory Note of Emeritus Corporation dated November 1, 2010, in the principal amount of $30.0 million payable to Nationwide Health Properties, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

November 4, 2010		EMERITUS CORPORATION

	By:	/s/ Robert C. Bateman
Robert C. Bateman, Executive Vice President—Finance
and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.                                Description

10.71.24
Fannie Mae Multifamily Deed of Trust, Assignment of Rents and Security Agreement and Fixture Filing effective November 1, 2010 between Emeritol Dowlen Oaks LLC and KeyCorp Real Estate Capital Markets, Inc.

10.71.25	Fannie Mae Multifamily Note of Emeritol Downlen Oaks LLC effective November 1, 2010 in the principal amount of $4.475 million payable to KeyCorp Real Estate Capital Markets, Inc.
10.75.03	Fourth Amendment to Loan Agreement dated November 1, 2010 between NHP and Emeritus Corporation.
10.75.04	Amended and Restated Promissory Note of Emeritus Corporation dated November 1, 2010, in the principal amount of $30.0 million payable to Nationwide Health Properties, Inc.